Exhibit 99.2

Royal Island
Bahamas

CORPORATE HEADQUARTERS
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
866.655.3600
behringerharvard.com

INVESTOR INFORMATION
For additional information about
Behringer Harvard and its real estate programs,
please contact us at 866.655.3650.

Commentary & Highlights

Royal Island Development Progress

•             In May 2007, the REIT acquired a significant interest in Royal Island, an ultra-luxury resort development in the Bahamas. That transaction was executed in partnership with Cypress Equities, an affiliate of The Staubach Company.

•             Infrastructure improvements are in progress and permanent utilities should be in place during the third quarter of 2008. Construction of the first homes and the Montage Royal Island Hotel is planned to start in late 2008.

Credit Facility

•             In February, the REIT obtained a credit facility to facilitate ongoing acquisitions, capital improvement and development activities.

The facility permits the REIT to borrow up to $75 million of revolving loans. Terms of the agreement will allow the REIT to increase this facility up to $150 million based upon certain conditions. Bank of America Securities served as the lead arranger on the transaction. Fifth Third Bank and BMO Capital Markets Financing, Inc. are co-lenders, and Bank of America, N.A. will serve as administrative agent.

•             This credit facility puts the REIT in a strong position to continue pursuing its strategic goals for value creation in the face of current disruptions of the credit market.

Financial Statements

•             At the end of the first quarter the REIT was invested in 20 properties, as compared to nine properties for the same quarter one year ago. As a result, significant financial changes are reflected in our quarter-over-quarter comparisons.

•             Total revenue was $14.2 million during the first quarter of 2008, as compared to $5.2 million during the first quarter of 2007. Rental revenues drove the increase of $9 million resulting from the acquisition of additional properties over the past 12 months. Acquired in June 2007, The Lodge & Spa at Cordillera generated over $1.9 million in hotel revenues during the first quarter. The increase in expenses is due to increased corporate activity as our portfolio has grown to 20 assets.

•             During the first quarter of 2008, the REIT reported $860 thousand in losses from its investments in unconsolidated joint ventures. Contributing factors to this loss included marketing and advertising costs for Royal Island, which is under development, and GrandMarc at the Corner, a university housing development that was not able to begin leasing until after the start of the 2007–2008 school year.

•             Net operating income (NOI) during the first quarter of 2008 was $6.6 million, as compared to $3.1 million for the same quarter one year ago. The quarter-over-quarter increase was driven by increased revenues.

Some numbers have been rounded for presentation purposes.

Houston, Texas

Houston has added over 80,000 jobs, a 3.2 percent growth year-over-year as of March 31, 2008, which is close to eight times the national average, according to research firm Property & Portfolio Research, Inc. (PPR). The report also cites that oil companies are seeing an increase in revenues, causing expansions in this industry, and they anticipate that Houston’s Energy Corridor will see the benefits as these companies lease additional space. According to the Greater Houston Partnership, over 48 percent of jobs in Houston are directly related to the upstream and downstream energy sectors. However, PPR states that the Houston metro area is home to a diversified tenant base, including education and health services, professional and business services, construction, as well as space exploration, and international agribusiness, all of which will require office space as these fields grow.

CoStar Group also reported that the office occupancy rate in Houston was 88.2 percent at the end of the first quarter, with average rental rates quoted at $23.27 per square foot.

The REIT owned four office assets in the Houston market as of March 31, 2008, with more than 785,000 square feet of rentable office space.

In September 2007, the REIT purchased a portfolio of three institutional-quality, multitenant office buildings located within key suburban submarkets of Houston, Texas. Below is a brief overview of these three assets that represent 579,000 square feet of rentable office space.

Northpoint Central Houston, TX

Northpoint Central, a nine-story office building with approximately 180,000 rentable square feet, is located in Houston’s North Belt/Greenspoint submarket. The property is located less than 10 miles southwest of the George Bush Intercontinental Airport and approximately 30 minutes from downtown.

The building was acquired in September 2007 at 82 percent leased. At the end of the first quarter of 2008, occupancy increased to 89 percent, which is higher than the 87.7 percent occupancy in the North Belt/Greenspoint submarket, as reported by CoStar Group. We are currently exceeding our rental rates anticipated at the acquisition of this property.

Minimal new construction in the North Belt/Greenspoint submarket has contributed to low vacancy rates, according to PPR, and the annual average rent growth of 3 percent is expected to be the strongest in the metro area.

Regency Center Houston, TX

Located in West Houston on Wilcrest Road, Regency Center is a six-story office building with approximately 157,000 rentable square feet. The asset is accessible to the George Bush Intercontinental Airport and William P. Hobby Airport via the Sam Houston Tollway (also known as Beltway 8).

On December 31, 2007, American Express renewed its lease for 10 years, which represents 40 percent of the asset’s total rentable square footage.

Regency Center is situated within the Westchase submarket, a submarket CoStar Group characterizes as one with stable office tenancy and low vacancy rates. This area has historically attracted oil- and gas-related firms and is now considered to be a growing technology corridor for software vendors and consultants.

2603 Augusta Houston, TX

2603 Augusta is a 16-story office tower with approximately 242,000 rentable square feet. It is located west of the Galleria shopping mall, which features 2.4 million square feet of retail space, three office towers, and two hotels. The building is located in an area with restaurants, retail, and entertainment facilities.

According to CoStar Group, the Galleria/San Felipe/Voss submarkets performed better than the Houston metro’s average in vacancy rates for the first quarter, with average rental rates in the Galleria submarket at $25.32 per square foot. PPR states that the Galleria submarket is sometimes referred to as Houston’s second central business district, as the area has continued to grow, with double-digit rent increases peaking at close to 21 percent year-over-year through the first quarter of 2008.

2603 Augusta provides upside value-added opportunities including increased occupancy and average rental rates with its location in this strong performing Houston submarket.

Northborough Tower
Houston, TX

In February, the REIT announced that it acquired the 206,553-square-foot Northborough Tower.

This asset provided the opportunity to own an asset and developable land parcel at below replacement cost in an attractive Houston submarket.

The addition of this asset increases the REIT’s presence in the Houston market to four office properties. The REIT’s additional Houston office assets include 2603 Augusta, Regency Center, and Northpoint Central.

Situated on 5.4 acres of land, the property offers a four-story garage and an additional 2.3 acres of surface parking across the street. The property is 100 percent occupied by Noble Energy, Inc. (NYSE: NBL) with a lease term that extends until 2018.

Northborough Tower is located in the Greenspoint submarket, which contains one of Houston’s largest concentrations of energy companies, and is home to George Bush Intercontinental Airport. Property & Portfolio Research reports that vacancies in this submarket have considerably improved over the past few years, supported by businesses seeking office space outside of Houston’s expensive downtown submarket.

Consolidated Statements of Operations

(in thousands, except per share amounts, unaudited)	3 mos. ended Mar. 31, 2008	3 mos. ended Mar. 31, 2007

Revenues

Rental revenue	$12,213	$5,209

Hotel revenue	1,961	-

Total revenues	14,174	5,209

Expenses

Property operating expenses	5,526	1,375

Interest expense	2,271	929

Real estate taxes	1,545	560

Property management fees	514	127

Asset management fees	932	323

General and administrative	917	307

Advertising costs	515	465

Depreciation and amortization	5,655	1,949

Total expenses	17,875	6,035

Interest income	981	770

Loss before income taxes, minority interest and equity in losses of unconsolidated joint ventures	(2,720)	(56)

Provision for income taxes	(47)	-

Equity in losses of unconsolidated joint ventures	(860)	-

Minority interest	1,450	(137)

Net loss	$(2,177)	$(193)

Basic and diluted weighted average shares outstanding	54,213	20,700

Basic and diluted loss per share:	$(0.04)	$(0.01)

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2008, and December 31, 2007, and our unaudited consolidated results of operations and cash flows for the periods ended March 31, 2008, and March 31, 2007. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

Consolidated Balance Sheets

(in thousands, except share amounts, unaudited)	Mar. 31, 2008	Dec. 31, 2007

Assets

Real estate

Land and improvements, net	$107,782	$107,428

Buildings and improvements, net	338,513	287,237

Real estate under development	70,900	75,729

Total real estate	517,195	470,394

Condominium inventory	84,413	75,547

Cash and cash equivalents	47,081	78,498

Restricted cash	4,539	4,731

Accounts receivable, net	9,893	7,736

Prepaid expenses and other assets	3,341	3,493

Leasehold interests, net	40,837	41,543

Investments in unconsolidated joint ventures	36,001	36,445

Furniture, fixtures and equipment, net	9,754	9,173

Deferred financing fees, net	5,138	3,755

Notes receivable	16,050	9,560

Lease intangibles, net	31,566	27,096

Other intangibles, net	10,469	10,651

Receivables from related parties	94	73

Total assets	$816,371	$778,695

Liabilities and Stockholders’ Equity

Notes payable	$293,538	$243,902

Accounts payable	7,086	9,300

Payables to related parties	879	901

Acquired below-market leases, net	20,945	18,851

Distributions payable	1,385	1,373

Accrued liabilities	14,383	21,750

Other liabilities	3,767	1,223

Total liabilities	341,983	297,300

Commitments and contingencies

Minority interest	14,239	15,335

Stockholders’ Equity

Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	-	-

Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	-	-

Common stock, $.0001 par value per share; 350,000,000 shares authorized, 54,326,477 and 54,056,354 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	5	5

Additional paid-in capital	484,108	481,521

Accumulated distributions in excess of net loss	(21,216)	(14,982)

Accumulated other comprehensive loss	(2,748)	(484)

Total stockholders’ equity	460,149	466,060

Total liabilities and stockholders’ equity	$816,371	$778,695

Consolidated Statements of Cash Flows

	3 mos. ended	3 mos. ended
(in thousands, unaudited)	Mar. 31, 2008	Mar. 31, 2007

Cash flows from operating activities

Net loss	$(2,177)	$(193)

Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:

Depreciation and amortization	4,569	1,703

Amortization of deferred financing fees	330	244

Minority interest	(1,456)	137

Equity in losses of unconsolidated joint ventures	860	-

Unrealized losses on derivatives	(2,264)	-

Change in accounts receivable	(2,132)	(1,655)

Change in inventory	(9,442)	-

Change in prepaid expenses and other assets	(884)	(239)

Change in accounts payable	(80)	462

Change in other liabilities	2,544	(23)

Change in accrued liabilities	(6,174)	561

Change in payables to related parties	(42)	198

Addition of lease intangibles	(514)	-

Cash (used in) provided by operating activities	(16,862)	1,195

Cash flows from investing activities

Escrow deposits and pre-acquisition costs on real estate to be acquired	1,063	(4,137)

Purchases of real estate properties	(12,441)	(885)

Acquisition of interest in unconsolidated joint ventures	(469)	-

Capital expenditures for real estate under development	(12,316)	(1,300)

Capital expenditures for real estate under development of consolidated borrowers	(7,739)	(5,424)

Additions of property and equipment	(741)	(5,565)

Change in restricted cash	192	(127)

Investment in notes receivable	(6,490)	(14,165)

Fees paid to related party for mezzanine loan arrangements	(1,448)	(545)

Cash used in investing activities	(40,389)	(32,148)

Cash flows from financing activities

Financing costs	(317)	-

Proceeds from notes payable	16,392	-

Proceeds from mortgages of consolidated borrowers	11,065	3,015

Payments on notes payable	(79)	-

Issuance of common stock	-	58,664

Redemptions of common stock	(490)	(155)

Offering costs	-	(5,874)

Distributions	(965)	(553)

Contributions from minority interest holders	415	685

Distributions to minority interest holders	(171)	-

Change in subscriptions for common stock	-	939

Change in subscription cash received	-	(969)

Change in payables to related parties	-	(74)

Cash provided by financing activities	25,850	55,678

Effect of exchange rate changes on cash and cash equivalents	(16)	-

Net change in cash and cash equivalents	(31,417)	24,725

Cash and cash equivalents at beginning of year	78,498	54,639

Cash and cash equivalents at end of year	$47,081	$79,364

Net Operating Income (NOI)

(in thousands)	3 mos. ended Mar. 31, 2008	3 mos. ended Mar. 31, 2007

Revenues	$14,174	$5,209

Operating expenses

Property operating expenses	5,526	1,375

Real estate taxes	1,545	560

Property management fees	514	127

Total operating expenses	7,585	2,062

Net operating income	$6,589	$3,147

Reconciliation to Net Loss

Net operating income	$6,589	$3,147

Less: Depreciation and amortization	(5,655)	(1,949)

General and administrative expense	(917)	(307)

Interest expense	(2,271)	(929)

Asset management fees	(932)	(323)

Advertising costs	(515)	(465)

Provision for income tax	(47)	-

Equity in losses on unconsolidated JVs	(860)	-

Add: Interest income	981	770

Minority interest	1,450	(137)

Net loss	$(2,177)	$(193)

Net operating income (NOI), a non-GAAP financial measure, is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, equity in unconsolidated joint ventures, minority interests, income taxes, and the gain or loss on the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “REIT,” the “Company,” “we,” “us,” or “our”) and our subsidiaries, our plans to construct and renovate certain projects, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

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Date Published 07/08 • IN • 206926	PERMIT NO. 36
© 2008 Behringer Harvard